CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Amendment No. 1 to the Registration Statement on Form S-1 of our report dated April 16, 2019, relating to the financial statements of Global Diversified Marketing Group, Inc., as of December 31, 2018 and 2017 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

July 18, 2019